UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2011

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices, including zip code)

(425) 354-5038

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Mr. J. David Boyle II, the Company’s former Senior Vice President and Chief Financial Officer, ceased to be an employee of the Company on July 24, 2011. In connection with his departure, on July 24, 2011, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with Mr. Boyle. Pursuant to the terms of the Separation Agreement, Mr. Boyle will receive a lump sum cash payment of $113,507, the vesting of 116,666 shares subject to Mr. Boyle’s August 2008 option grant will be accelerated and the post-separation exercise period for options to purchase up to 593,333 shares of the Company’s common stock will be extended until December 30, 2011. The Separation Agreement also contains a customary mutual waiver and release of claims and certain customary confidentiality, non-solicit, and non-disparagement provisions.

In connection with Mr. Boyle’s departure, Christopher Garabedian, the Company’s President and Chief Executive Officer, assumed the role of principal financial officer and Melinda Miles, the Company’s Controller, assumed the role of principal accounting officer.

Disclosure about Mr. Garabedian required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K is incorporated by reference to the Company’s Amendment No. 1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 2, 2011.

Ms. Miles, age 54, has been the Company’s Controller since April 2009. Prior to joining the Company, Ms. Miles was the Controller for PDL BioPharma, Inc., a biotechnology company, from January 2009 to March 2009. From October 2006 to January 2009, she held several senior level financial positions at Micron Technology, Inc., a manufacturer and marketer of semiconductor devices, most recently as manager of corporate development. Ms. Miles was an investment representative for Edward Jones from August 2005 to September of 2006. From April 2004 to July 2005, she was the chief financial officer of EMP/SFM, a cultural, non-profit organization. Prior to EMP/SFM, Ms. Miles was vice president of finance for NeoRx Corporation, a biotechnology company, from January 1998 to April 2004. Ms. Miles is a certified public accountant and received her bachelor’s degree in accounting from Central Washington University in 1979.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVI BioPharma, Inc.

By:	/s/ Christopher Garabedian
Christopher Garabedian
President and Chief Executive Officer

Date: July 28, 2011